                   [HIRSCHHORN, FRY & ASSOCIATES LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 7, 1997 of our audit of the financial statements of Southampton Family Golf Center, Inc. of as at December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



/s/ Hirschhorn, Fry & Associates

Philadelphia, PA

                  [HIRSCHHORN, FRY & ASSOCIATES LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 7, 1997 of our audit of the financial statements of Pinley Enterprises Ltd. of as at December 31, 1996.
We also consent to the reference to our firm under the caption "Experts".



/s/ Hirschhorn, Fry & Associates

Philadelphia, PA